UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 13, 2017

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

CannaSys, Inc. exercised its put right under an Equity Purchase Agreement with Kodiak Capital Group LLC, and on February 2, 2017, issued 36,000,000 shares to Kodiak Capital for proceeds of $148,680. Kodiak Capital may, from time to time, sell any or all of these shares of common stock under our registration statement on Form S-1 on any stock exchange, market, or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices.

On February 10, 2017, we issued 100,000 shares of our common stock to Patrick G. Burke pursuant to the terms of his consulting agreement.

Between February 13 and 14, 2017, we issued 117,923,539 shares of our common stock to two investors pursuant to the terms of three outstanding convertible promissory notes. The following table reflects the amounts of principal converted, and the corresponding number of shares issued, in connection with outstanding convertible promissory notes:

Date	Note Holder	Price	Shares Issued	Amount Converted

02/13/2017	Kodiak Capital Group LLC	$0.0004	24,716,275	$ 9,886.51
02/13/2017	Kodiak Capital Group LLC	0.0004	48,000,000	19,200.00
02/15/2017	Auctus Fund, LLC	0.00068	45,207,264	30,740.94
			117,923,539	$59,827.45

The above securities were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Each investor is either an "accredited investor," as defined in Rule 501(a) of Regulation D, or a sophisticated investor able to bear the risks of the investment. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: February 15, 2017	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer